Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces First Quarter 2010 Results and

Raises Financial Guidance for Fiscal Year 2010

First Quarter Revenues Grow 17.3%, GAAP Diluted EPS Increases $0.36

Non-GAAP Diluted EPS Increases $0.37 from <$0.14> to $0.23

San Francisco, CA, May 20, 2010 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first quarter of fiscal 2010 ended May 2, 2010 (“Q1 10”).

Q1 10 RESULTS

Net revenues in Q1 10 increased 17.3% to $718 million versus $612 million in the first quarter of fiscal 2009 ended May 3, 2009 (“Q1 09”). Comparable store sales increased 17.0% from Q1 09.

Diluted earnings/<loss> per share (“EPS”) in Q1 10 and Q1 09 on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q1 10	Q1 09
GAAP Diluted EPS	$0.18	<$0.18>
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 2, 3)	$0.03	$0.04
Impact of Accelerated Vesting Charge for CEO Retirement (Note 1)	$0.02	-
Subtotal of Unusual Business Events	$0.05	$0.04
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)	$0.23	<$0.14>

Howard Lester, Chairman and Chief Executive Officer, commented, “As I approach my retirement at the end of the month, I could not be more encouraged about our future. In the first quarter, net revenues increased 17% and we delivered the highest first quarter non-GAAP diluted EPS in our history. Non-GAAP diluted earnings per share were $0.23 – a $0.37 improvement over a non-GAAP diluted loss per share of <$0.14> in the first quarter of 2009. This year-over-year improvement was driven by the cumulative success we have seen from our strategic and tactical initiatives over the past eighteen months. Our ongoing focus on our customers, their needs, and the aspects of the business we could control – combined with an improving economic backdrop – drove these better than expected results.”

Mr. Lester continued, “Based on these results and the continuing momentum we are seeing in our business today, we are incorporating the upside we saw in our first quarter results into our full-year guidance. We are also increasing our second quarter guidance. In the second quarter, net revenue growth is now expected to be in the range of 9% to 12% and non-GAAP diluted earnings per share is expected to be in the range of $0.16 to $0.20 versus $0.05 last year. For the full year, we are increasing net revenue growth to a range of 6% to 9% and non-GAAP diluted earnings per share to a range of $1.39 to $1.48 versus $0.95 last year. We are going to wait to update our third and fourth quarter guidance until our next earnings release in August so we have more visibility to the sustainability of the trends that drove our first quarter results. We continue to believe that there is risk of volatility in the economy over the next several quarters as consumer spending begins to compare against significantly higher numbers in the back half of 2009.”

Mr. Lester concluded, “But despite any potential volatility, I am increasingly confident in our competitive positioning as ‘the’ premier multi-channel retailer for home furnishings. Collectively, our brands fulfill the promise of furnishing every corner of our customers’ homes. That, combined with our world-class service, has differentiated us and allowed us to emerge stronger in this post-recessionary environment. I continue to marvel at the creativity and entrepreneurship that exists in our culture and have complete confidence that it will continue to thrive under the leadership team headed by Laura Alber, our new CEO.”

“It has been my sincere privilege and honor to have led Williams-Sonoma, Inc. for the past 31 years and I would like to offer my heartfelt thanks to our associates, vendors and customers for their continuing dedication to our company. We have never been stronger and as I turn the CEO role over to Laura, I do so with a sense of pride, accomplishment, optimism, and confidence that I know is shared by the entire organization.”

Retail net revenues in Q1 10 increased 15.2% to $412 million versus $357 million in Q1 09. This increase was driven by a 17.0% growth in comparable store sales, partially offset by a 2.7% year-over-year reduction in retail leased square footage (“LSF”), including 20 net fewer stores. Increased net revenues during the quarter were driven by the Pottery Barn, Williams-Sonoma, Pottery Barn Kids and West Elm brands. First quarter year-over-year comparable store sales by retail concept are shown in the table below:

First Quarter Comparable Store Sales* Change by Retail Concept

Retail Concept	Q1 10	Q1 09
Williams-Sonoma	10.6%	<15.4%>
Pottery Barn	23.3%	<22.6%>
Pottery Barn Kids	22.9%	<25.0%>
Outlets	<2.8%>	<26.8%>
Total	17.0%	<21.0%>

* See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Direct-to-customer net revenues in Q1 10 increased 20.3% to $306 million versus $254 million in Q1 09, led by the Pottery Barn, Pottery Barn Kids and PBteen brands. Internet net revenues in Q1 10 increased 23.6% to $240 million versus $194 million in Q1 09.

Gross margin expressed as a percentage of net revenues in Q1 10 was 37.7% versus 30.1% in Q1 09. Excluding the 10 basis point impact related to unusual business events in Q1 10 (see Note 2 in Exhibit 1), non-GAAP gross margin expressed as a percentage of net revenues was 37.8%. This 770 basis point improvement was primarily driven by reduced markdown activity, the leverage of fixed occupancy expenses due to increasing net revenues, an actual decrease in occupancy expense dollars, and reduced replacement and damages expense.

Selling, general and administrative (“SG&A”) expenses in Q1 10 were $238 million or 33.2% of net revenues versus $213 million or 34.9% in Q1 09. Excluding the 130 basis point impact related to unusual business events in Q1 10 and the 100 basis point impact in Q1 09 (see Notes 1, 2, and 3 in Exhibit 1), non-GAAP SG&A expenses were $229 million or 31.9% of net revenues in Q1 10 versus $207 million or 33.9% in Q1 09. This 200 basis point decrease was primarily driven by the leverage from increasing net revenues, partially offset by increased incentive compensation, internet advertising, and other general expenses.

Merchandise inventories at the end of Q1 10 decreased 8.3% to $502 million versus $548 million at the end of Q1 09 as a result of ongoing focus on inventory management.

FY 10 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 10 ACT	Q2 10 GUID	Q3 10 GUID	Q4 10 GUID	FY 10 GUID
Retail Revenue	$412	$425 - $435	$432 - $442	$691 - $711	$1,960 - $2,000
Direct-to-Customer Revenue	$306	$305 - $315	$308 - $318	$409 - $429	$1,328 - $1,368
Total Net Revenues	$718	$730 - $750	$740 - $760	$1,100 - $1,140	$3,288 - $3,368
% Variance vs. FY 09	17.3%	9 – 12%	1 – 4%	1 – 5%	6 – 9%
Comparable Store Sales*	17.0%	9 – 12%	1 – 4%	1 – 4%	6 – 9%
LSF % Change	<2.7%>	<2> – <3> %	<2> – <3> %	<2> – <3> %	<2> – <3> %
Catalog Circ % Change	<2.7%>	1 – 3%	<1> – 1%	<2> – 0%	<2> – 0%

*	See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 09 ACT	Q1 10 ACT			Q2 10 GUID			FY 10 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	259	1	<1>	259	1	0	260	3	<5> *	257
Pottery Barn	199	2	<2>	199	1	<3>	197	4	<8> *	195
Pottery Barn Kids	87	0	<2>	85	0	0	85	0	<3>	84
West Elm	36	2	<1>	37	0	0	37	2	<3>	35
Williams-Sonoma Home	11	0	0	11	0	0	11	0	<1>	10
Outlets	18	2	<1>	19	0	0	19	2	<2> *	18
Total	610	7	<7>	610	2	<3>	609	11	<22>	599

*	FY 10 store closing numbers include 18 permanent store closures. FY 10 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Outlets include 1, 2, and 1 store, respectively, for temporary closure and reopening due to remodeling. Total store opening numbers for Williams-Sonoma and Pottery Barn also include 1 and 2 stores, respectively, for FY 10 re-openings of stores closed in FY 09 for remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q2 and Fiscal Year

	Q2		FY
	10 GUID	09 ACT	10 GUID	09 ACT
GAAP	35.8% - 36.2%	32.0%	38.0% - 38.2%	35.6%
Non-GAAP*	35.8% - 36.2%	32.2%	38.0% - 38.2%	35.7%

*	The non-GAAP gross margin percentages above exclude the impact of unusual business events of less than 10 basis points in Q2 10, and the net impact of unusual business events of less than 10 basis points in FY 10. See Note 2 in Exhibit 1. The non-GAAP gross margin percentages above exclude the impact of unusual business events of 20 basis points in Q2 09 and 10 basis points in FY 09. See Notes 3 and 4 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q2 and Fiscal Year

	Q2		FY
	10 GUID	09 ACT	10 GUID	09 ACT
GAAP	31.6% - 31.9%	32.0%	30.4% - 30.6%	31.6%
Non-GAAP*	31.5% - 31.8%	30.9%	30.1% - 30.3%	30.5%

*	The non-GAAP SG&A percentages above exclude the impact of unusual business events of 10 basis points in Q2 10, and the net impact of unusual business events of 30 basis points in FY 10. See Notes 1 and 2 in Exhibit 1. The non-GAAP SG&A percentages above exclude the impact of unusual business events of 110 basis points in Q2 09, and the net impact of unusual business events of 110 basis points in FY 09. See Notes 3 through 5 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense (in millions) for Q2 and Fiscal Year

	Q2		FY
	10 GUID	09 ACT	10 GUID	09 ACT
Interest <Income>/Expense	$0.0 - $0.4	$0.4	$0.0 - $1.0	$1.2

•	Income Taxes

❑

The income tax rate in FY 10 is projected to be in the range of 37% to 40%. This compares to an income tax rate in FY 09 of 35.6%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted EPS

❑	See Exhibit 1 for quarterly and FY 10 diluted EPS guidance and a reconciliation of quarterly and FY 09 GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers (in millions) for Q2 and Fiscal Year

	Q2		FY
	10 GUID	09 ACT	10 GUID	09 ACT
Merchandise Inventories	$500 - $540	$517	$470 - $515	$466
Depreciation and Amortization	$34 - $35	$38	$143 - $145	$152
Amortization of DLI	$7 - $8	$9	$33 - $35	$37

❑	Capital spending in FY 10 is projected to be approximately $75 million, compared to capital spending of $72 million in FY 09.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 20, 2010, at 7:00 A.M. (PT). The call, hosted by Howard Lester, Chairman and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A percentages and non-GAAP diluted EPS. These non-GAAP financial measures exclude: the impact of an accelerated vesting charge associated with the retirement of our CEO; the benefit of the VISA/MasterCard litigation settlement; the impact of exiting excess distribution capacity; and the impacts of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 10 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 09 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results, our competitive position, and the variability of our tax rates.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q1 10; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 610 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	May 2, 2010	January 31, 2010	May 3, 2009
Assets
Current assets
Cash and cash equivalents	$404,853	$513,943	$95,704
Restricted cash	12,500	-	-
Accounts receivable-net	34,581	44,187	42,464
Merchandise inventories-net	502,387	466,124	548,137
Prepaid catalog expenses	36,773	32,777	37,214
Prepaid expenses	38,147	22,109	61,596
Deferred income taxes	92,287	92,195	90,390
Other assets	7,938	8,858	8,516

Total current assets	1,129,466	1,180,193	884,021
Property and equipment-net	800,963	829,027	917,273
Non-current deferred income taxes	50,228	53,809	38,173
Other assets-net	16,103	16,140	15,002

Total assets	$1,996,760	$2,079,169	$1,854,469

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$177,938	$188,241	$130,226
Accrued salaries, benefits and other	78,093	107,710	63,002
Customer deposits	186,066	195,185	186,229
Income taxes payable	4,278	48,260	48
Current portion of long-term debt	1,587	1,587	14,702
Other liabilities	23,021	22,499	19,249

Total current liabilities	470,983	563,482	413,456
Deferred rent and lease incentives	228,792	241,300	258,327
Long-term debt	8,642	8,672	10,231
Other long-term obligations	57,948	54,120	50,040

Total liabilities	766,365	867,574	732,054
Shareholders' equity	1,230,395	1,211,595	1,122,415

Total liabilities and shareholders' equity	$1,996,760	$2,079,169	$1,854,469

ADDITIONAL INFORMATION

	Store Count					Average Leased Square Footage Per Store
Retail Concept	January 31, 2010	Openings	Closings	May 2, 2010	May 3, 2009	May 2, 2010	May 3, 2009
Williams-Sonoma	259	1	(1)	259	263	6,300	6,300
Pottery Barn	199	2	(2)	199	204	13,000	12,900
Pottery Barn Kids	87	-	(2)	85	95	8,100	8,000
West Elm	36	2	(1)	37	39	17,000	17,300
Williams-Sonoma Home	11	-	-	11	11	13,200	13,200
Outlets	18	2	(1)	19	18	19,100	20,300

Total	610	7	(7)	610	630	9,900	9,900

	Total Store Square Footage
	January 31, 2010			May 2, 2010	May 3, 2009
Total store selling square footage	3,763,000			3,754,000	3,876,000
Total store leased square footage	6,081,000			6,066,000	6,237,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTEEN WEEKS ENDED MAY 2, 2010 AND MAY 3, 2009

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FIRST QUARTER
	2010		2009
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$411,780	57.4%	$357,379	58.4%
Direct-to-customer revenues	305,857	42.6	254,236	41.6

Net revenues	717,637	100.0	611,615	100.0
Total cost of goods sold	447,079	62.3	427,652	69.9

Gross margin	270,558	37.7	183,963	30.1
Selling, general and administrative expenses	238,097	33.2	213,204	34.9

Earnings (loss) from operations	32,461	4.5	(29,241)	4.8
Interest (income) expense—net	128	-	270	-

Earnings (loss) before income taxes	32,333	4.5	(29,511)	4.8
Income tax expense (benefit)	12,795	1.8	(10,806)	1.8

Net earnings (loss)	$19,538	2.7%	$(18,705)	3.1%

Earnings (loss) per share:
Basic	$0.18		$(0.18)
Diluted	$0.18		$(0.18)
Shares used in calculation of earnings (loss) per share:
Basic	107,129		105,669
Diluted	109,639		105,669

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTEEN WEEKS ENDED MAY 2, 2010 AND MAY 3, 2009

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2010	2009
	(13 Weeks)	(13 Weeks)
Cash flows from operating activities
Net earnings (loss)	$19,538	$(18,705)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	39,002	36,319
Loss on disposal of assets	275	682
Impairment of assets	2,032	4,139
Amortization of deferred lease incentives	(11,910)	(7,815)
Deferred income taxes	(3,582)	(2,085)
Tax benefit from exercise of stock-based awards	7,035	16
Stock-based compensation expense	8,756	5,221
Changes in:
Accounts receivable	9,688	(5,037)
Merchandise inventories	(35,660)	25,089
Prepaid catalog expenses	(3,996)	(790)
Prepaid expenses and other assets	(15,201)	(14,345)
Accounts payable	(5,832)	(26,971)
Accrued salaries, benefits and other current and long-term liabilities	(26,026)	(11,092)
Customer deposits	(9,418)	(6,079)
Deferred rent and lease incentives	(1,025)	1,304
Income taxes payable	(43,982)	(64)

Net cash used in operating activities	(70,306)	(20,213)

Cash flows from investing activities:
Purchases of property and equipment	(17,431)	(20,636)
Restricted cash deposits	(12,500)	-
Other	23	90

Net cash used in investing activities	(29,908)	(20,546)

Cash flows from financing activities:
Repayments of long-term obligations	(30)	(28)
Net proceeds from exercise of stock-based awards	8,487	298
Tax witholdings related to stock-based awards	(7,285)	-
Excess tax benefit from exercise of stock-based awards	2,836	-
Payment of dividends	(12,901)	(12,779)
Other	-	(33)

Net cash used in financing activities	(8,893)	(12,542)

Effect of exchange rates on cash and cash equivalents	17	183
Net decrease in cash and cash equivalents	(109,090)	(53,118)
Cash and cash equivalents at beginning of period	513,943	148,822

Cash and cash equivalents at end of period	$404,853	$95,704

Exhibit 1

Reconciliation of FY 10 Guidance and FY 09 Actual GAAP to Non-GAAP

Diluted Earnings/<Loss> Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 10 ACT	Q2 10 GUID	Q3 10 GUID	Q4 10 GUID	Weighted Share Effect	FY 10 GUID**
2010 GAAP Diluted EPS**	$0.18	$0.15 - $0.19	$0.16 - $0.20	$0.84 - $0.89	-	$1.33 - $1.42
Impact of Accelerated Vesting Charge for CEO Retirement (Note 1)	$0.02	$0.01	-	-	-	$0.03
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 2)	$0.03	-	-	-	-	$0.03
Subtotal of Unusual Business Events*	$0.05	$0.01	-	-	-	$0.06
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)**	$0.23	$0.16 - $0.20	$0.16 - $0.20	$0.84 - $0.89	-	$1.39 - $1.48

	Q1 09 ACT	Q2 09 ACT	Q3 09 ACT	Q4 09 ACT	Weighted Share Effect***	FY 09 ACT*
2009 GAAP Diluted EPS	<$0.18>	$0.00	$0.07	$0.81	$0.02	$0.72
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.04	$0.04	$0.06	$0.06	-	$0.20
Impact of Exiting Excess Distribution Capacity (Note 4)	-	$0.01	$0.03	-	-	$0.04
Benefit of Visa/MasterCard Litigation Settlement (Note 5)	-	-	-	<$0.01>	-	<$0.01>
Subtotal of Unusual Business Events*	$0.04	$0.05	$0.09	$0.04	-	$0.22
2009 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)*	<$0.14>	$0.05	$0.16	$0.86	$0.02	$0.95

* Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

** Quarterly diluted EPS guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

*** Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted earnings per share in FY 09 is approximately $0.02 more than the sum of the diluted earnings per share by quarter.

Note 1:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s CEO and an associated retirement charge of approximately $0.025 per diluted share, primarily in Q1 10, within SG&A expenses. During Q1 these charges resulted in an impact of approximately $0.02 per diluted share, or approximately 50 basis points of SG&A expenses. We anticipate an impact of $0.01 per diluted share in Q2 10, or 10 basis points of SG&A expenses, and an impact of $0.03 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 2:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. We anticipate these charges will result in an impact to SG&A expenses of approximately 20 basis points for FY 10. We anticipate these charges will impact gross margin by less than 10 basis points for FY 10.

Note 3:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 09) – During Q1 09, Q2 09, Q3 09 and Q4 09, we incurred charges associated with asset impairment and early lease termination expenses for underperforming retail stores, which resulted in an impact to earnings of approximately $0.04, $0.04, $0.06 and $0.06 per diluted share, respectively. For FY 09 these charges totaled approximately $35 million or $0.20 per diluted share. These charges resulted in an impact to gross margin of less than 10 basis points in Q1 09 and Q2 09, 20 basis points in Q3 09 and 10 basis points in Q4 09 and FY 09. These charges also resulted in an impact to SG&A expenses of 100, 110, 150 and 80 basis points, respectively, in Q1 09, Q2 09, Q3 09 and Q4 09, and a 110 basis point impact to SG&A expenses in FY 09.

Note 4:	Impact of Exiting Excess Distribution Capacity – During Q2 09 and Q3 09, we incurred charges associated with the early exit of excess distribution capacity, which resulted in an impact to earnings of approximately $0.01 and $0.03 per diluted share, respectively, and approximately $0.04 per diluted share for FY 09. These charges resulted in a 20 basis point impact to gross margin in Q2 09, a 10 basis point impact to gross margin in Q3 09 and a 10 basis point impact to gross margin in FY 09. These charges also resulted in a less than 10 basis point impact to SG&A expenses in Q2 09, an 80 basis point impact to SG&A expenses in Q3 and a 20 basis point impact to SG&A expenses for FY 09.

Note 5:	VISA/MasterCard Litigation Settlement – During Q4 09, we received our final payment of the VISA/MasterCard antitrust litigation settlement. The benefit to Q4 09 and FY 09 earnings was approximately $0.01 per diluted share. This resulted in a benefit to SG&A expenses in Q4 09 of 20 basis points and 10 basis points in FY 09.

Note 6:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 10 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 09 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.